Exhibit 10(b)(15)(g)

EXECUTION VERSION

SIXTH AMENDMENT TO
NOTE PURCHASE AGREEMENT
(NEWSTAR COMMERCIAL LEASE FUNDING I, LLC)
THIS SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of August 27, 2014 (this “Amendment”), is entered into by and among NEWSTAR COMMERCIAL LEASE FUNDING I, LLC, a Delaware limited liability company, as the borrower (in such capacity, together with its successors and permitted assigns, the “Borrower”), NEWSTAR EQUIPMENT FINANCE I, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “NEF”), as the servicer (in such capacity, together with its successors and permitted assigns, the “Servicer”) and as the originator (in such capacity, together with its successors and permitted assigns, the “Originator”), NEWSTAR FINANCIAL, INC., a corporation (together with its successors and permitted assigns, “NewStar Financial”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the lender (in such capacity, together with its successors and assigns, the “Lender”), WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (together with its successors and assigns, “WFS”), as deal agent (in such capacity, together with its successors and assigns, the “Deal Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the backup servicer (in such capacity, together with its successors and assigns, the “Backup Servicer”) and the trustee (in such capacity, together with its successors and assigns, the “Trustee”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).
R E C I T A L S
WHEREAS, the parties hereto entered into that certain Note Purchase Agreement, dated as of November 16, 2012 (as amended, restated or otherwise modified from time to time, the “Agreement”); and
WHEREAS, the parties hereto previously amended the Agreement as of September 26, 2013, December 12, 2013, January 30, 2014, February 28, 2014 and May 30, 2014; and
WHEREAS, the parties hereto desire to further amend the Agreement in certain respects as provided herein as of August 27, 2014 (the “Amendment Date”).
NOW, THEREFORE, in consideration of the premises, mutual covenants and other good and valuable consideration contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
A G R E E M E N T
Section 1.    Amendments.
(a)“Exhibit K Form of Release of Contract File” of the Agreement is amended and restated in its entirety and is replaced by Exhibit A hereto.
(b)“Schedule IV Forms of Contracts” is amended to include the additional forms attached as Exhibit B hereto.
(c)The following items on “Schedule V Eligible Contract Criteria” are amended and restated in their entirety as follows:

(i)	item (4):

“(4)    such Contract was originated by the Originator or NewStar Financial or, in the case of a Permitted Ownership Arrangement, through a Grantor Trust in the ordinary course of business and in accordance in all material respects with the Credit and Collection Policy as in effect at the time of such origination except to the extent permitted by Portfolio Concentration Criteria clause (x) and provided such exception has been approved by the Investment Committee and the Underwriting Committee of the Servicer (in each case, as described in the Credit and Collection Policy);”

(ii)	item (16):
“(16)    the Contract provides that the Servicer may accelerate, or cause the acceleration of, all remaining Scheduled Payments or, with respect to a True Lease, may demand, or cause the demand of, payment of a stipulated loss amount as liquidated damages provided that amount shall not be less than an amount equal to the Discounted Contract Balance of such Contract, if the Lessee is in default after any applicable cure period under any of its obligations under such Contract (for the sake of clarity, for purposes of this item, “Contract,” when referring to Permitted Ownership Arrangement Equity, shall mean the Permitted Ownership Arrangement Equity together with the related Aircraft Lease);”

(iii)	item (20):
“(20)    the funds to purchase the Equipment have been disbursed and the Lessee thereunder has represented to the Originator, Qualified Third Party Agent, Owner Trustee or Grantor Trust, as applicable, that it has accepted and has had reasonable opportunity to inspect such Equipment or has otherwise waived such acceptance;”

(iv)	item (22):
“(22)    the term to maturity (i.e., the date the final Scheduled Payment is due from the Lessee thereunder) of such Contract as of its date of origination does not exceed 60 months; provided, however, for Contracts for Aircraft, Construction, Industrial/Manufacturing Equipment, Marine, Mining/Oil & Gas, Printing & Publishing, Transportation or Food Processing Equipment (each as described in the Credit and Collection Policy), the term to maturity of such Contract as of its date of origination does not exceed 84 months;”

(v)	item (23):
“(23)    the terms and conditions of such Contract are substantially similar to the terms and conditions included in one of the “form of Contracts” provided to the Deal Agent prior to the Amendment Date and attached as Schedule IV to the Note Purchase Agreement or, with respect to a Permitted Ownership Arrangement, meet the terms and conditions set forth in Section 6.18 of the Note Purchase Agreement;”

(vi)	item (25):
“(25)    as of the Cut-Off Date with respect thereto, neither the transfer and assignment of such Contract to the Originator or from the Originator to the Borrower, nor the pledge of such Contract to the Trustee, will violate any law, treaty, rule, regulation or order or determination of an arbitrator or Governmental Authority applicable to such Contact;”

(vii)	item (27):
(27)    either (i) the Contract does not require the prior written notification to or consent of a Lessee or contain any other restriction on the transfer or assignment of the Contract by the Originator or Qualified Third Party Agent or the Borrower or (ii) the Contract requires delivering of notice to or consent of the related Lessee and such notification or consent shall have been obtained prior to its Addition Date;

(viii)	item (30):
“(30)    (i) prior to the sale to the Borrower, the Originator or the Grantor Trust owned the Contract and such Contract was free and clear of all Liens (other than Permitted Liens); (ii) other than with respect to a Permitted Ownership Arrangement, following the transfer of such Contract to the Borrower by the Originator pursuant to the Purchase Agreement, the Borrower owns the Contract and the related Assets free and clear of any Lien (other than Permitted Liens); provided, however, that for administrative convenience under the Purchase Agreement, any Contract may be originally titled in the name of the Borrower and (iii) with respect to a Permitted Ownership Arrangement, following the transfer of the Permitted Ownership Arrangement Equity to the Borrower by the Originator pursuant to the Purchase Agreement, the Borrower owns the Permitted Ownership Arrangement Equity free and clear of any Lien (other than Permitted Liens), provided, however, that for administrative convenience under the Purchase Agreement, any Permitted Ownership Arrangement Equity may be originally titled in the name of the Borrower, and the Grantor Trust owns the Aircraft Lease and related Assets free and clear of all Liens (other than Permitted Liens) and has entered into a Permitted Ownership Arrangement guarantee for the benefit of the Trustee secured by a collateral assignment of the Aircraft Lease and mortgage on the related Assets to the Trustee so long as the Trustee agrees for the benefit of the lessee under such Aircraft Lease that, in the absence of an event of default thereunder, it will not disturb such lessee’s quiet enjoyment of the related Assets leased thereunder;

(ix)	item (31):
(31)    no Person (other than the Borrower, the related Lessee or the Owner Trustee or Grantor Trust, as applicable, with respect to a Permitted Ownership Arrangement) has an interest in the Contract or any related Equipment (other than the holders of any Permitted Liens and the Owner Trustee or Grantor Trust, as applicable, with respect to a Permitted Ownership Arrangement);

(x)	item (33):
(33)    such Contract contains provisions customary to similar financing agreements for Equipment, sufficient and enforceable (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies) to enable the Borrower (or its assignees or pledgees, including the Lender) to realize against or, with respect to the Permitted Ownership Arrangement, to cause the Owner Trustee to realize against the Equipment related thereto (to the extent such Equipment secures or supports the payment of the Contract);

(xi)	item (38):
(38)    the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Borrower or the Originator to any other Person other than under the Note Purchase Agreement and the Purchase Agreement, as applicable, and, (A) with respect to a Contract that is a “true lease,” any Equipment related to such true lease is owned by the Borrower or, with respect to a Permitted Ownership Arrangement, the related Grantor Trust, free and clear of any Liens of any third parties other than Permitted Liens and (B) with respect to any other Contract that is not a “true lease,” such Contract is secured by a fully perfected Lien of the first priority on the related Equipment;

(xii)	item (42):
“(42)    if such Contract (a) relates to Titled Equipment, (i) the Contract is of a type listed in Eligibility Contract Criteria (48) below, and (ii) (A) the Lessee is noted as owner and the Originator or the Borrower is noted as lienholder on the related certificate of title, (B) the Originator or the Borrower is noted as owner and no Person (other than the Trustee) is noted as lienholder on the related certificate of title or (C) the title is held under a Permitted Titling Agency Arrangement, (b) is a third party agented loan or lease, it meets the criteria set forth in Section 6.1(c) of the Note Purchase Agreement or (c) relates to an Aircraft and is subject to a Permitted Ownership Arrangement, (i) it meets the criteria set forth in Section 6.18 of the Note Purchase Agreement with respect thereto, (ii) the related Aircraft Lease satisfies the criteria identified on this Schedule V, and (iii) the related Lessee under the Aircraft Lease is an Eligible Lessee;”

(xiii)	item (47):
“(47) the Equipment relating to such Contract is of a type listed in item (p), (q) or (cc) of the Portfolio Concentration Criteria;”

(xiv)	item (48):
“(48)    such Contract is (a) an Equipment Lease Contract, (b) a Fair Market Value Lease, (c) a Finance Lease, (d) a First Amendment Lease, (e) a Conditional Sale Lease, (f) an Eligible Lease Discounting Obligation, (g) a TRAC Lease, (h) a True Lease, (i) an Equipment Loan or (j) a Permitted Ownership Arrangement and related Aircraft Lease and the related Permitted Ownership Arrangement Equity.”
(d)The following items on “Schedule VI Portfolio Concentration Criteria” are amended and restated in their entirety:

(i)	item (f):
“(f)    the Discounted Contract Balance of Contracts related to Lessees in any one industry shall not exceed 20.0% of ADCB, provided that one industry may constitute up to 25% of ADCB;”

(ii)	item (g):

“(g)    the Discounted Contract Balance of the top three states shall not exceed 60% of ADCB;”

(iii)	item (h):
“(h)    the Discounted Contract Balance of one state in the top three states shall not exceed 25% of ADCB;”

(iv)	item (i):
“(i)    except as provided in clause (h) above, the Discounted Contract Balance of one state shall not exceed 17.5% of ADCB;”

(v)	item (m):
“(m)    the Discounted Contract Balance of Contracts that pay on a basis other than monthly shall not exceed 20% of ADCB;”

(vi)	item (q):
“(q)    the Discounted Contract Balance of Contracts related to a specific Equipment type set forth below shall not exceed the greater of (i) 20% of ADCB and (ii) $15,000,000; provided, however, that notwithstanding that Food Processing and Restaurant Equipment in the aggregate shall not exceed the greater of (i) 20% of ADCB and (ii) $15,000,000, the Discounted Contract Balance of Contracts related to Restaurant Equipment shall not exceed 10% of ADCB:”

Equipment Type List
Automotive
Banking
Computer & IT
Electrical
Food Processing & Restaurant
Furniture Fixtures & Equipment
Industrial & Manufacturing
Marine
Materials Handling
Medical Equipment
Office Equipment
Printing & Publishing
Software
Telecommunications
Transportation
Vocational Trucking

(vii)	item (s):

“(s)    the Discounted Contract Balance of Contracts related to any one Originating Lessor (and its Affiliates) shall not exceed 7.5% of ADCB for all other Contracts originated by an Originating Lessor;”
(e)The following new items are added to “Schedule VI Portfolio Concentration Criteria”:

(i)	new item (cc):
“(cc)    The Discounted Contract Balance of Contracts related to Equipment in Aircraft, Construction, or Mining/Oil & Gas shall not exceed the greater of (i) 7.5% of ADCB and (ii) $6 million for each such Equipment type;”

(ii)	new item (dd):
“(dd)    the Discounted Contract Balance of Contracts related to a specific Equipment type that is not referred to in items (p), (q) or (cc) above, shall not exceed 0% of ADCB; and”

(iii)	new item (ee):
“(ee) the Discounted Contact Balance of contracts related to TRAC Leases in the aggregate shall not exceed 15% of ADCB.”
(f)“Schedule VII Equipment Finance Credit and Collection Policy” is hereby replaced with the Equipment Finance Credit and Collection Policy attached hereto as Exhibit C.
(g)“Schedule VIII Equipment Management Policy” is hereby replaced with the Equipment Management Policy attached hereto as Exhibit D.
(h)In Section 1.1(b), the following definitions are amended and restated or added, as applicable, in their entirety as follows:
Advance Limit: At any time, $75,000,000, as such amount may vary from time to time upon written agreement of the Deal Agent, the Lender and the Borrower; provided the Borrower may, with the written consent of the Deal Agent, add additional Persons as Lenders and increase the commitments hereunder provided that (i) the commitment of any Lender may only be increased with the prior written consent of such Lender and the Deal Agent, (ii) no Turbo Event, Event of Default or Servicer Default shall have occurred and be continuing and (iii) the Transaction Documents shall be amended (or restated and amended) in a manner mutually agreeable to all parties thereto as necessary or desirable in connection therewith; provided, further, that on or after the Revolving Period Termination Date, the Advance Limit shall mean the aggregate Outstanding Amount.
Applicable Law: All existing and future applicable laws, common laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of, interpretations by and binding agreements with any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, orders, or line action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

Aircraft: Defined in Section 6.18.
Aircraft Lease: Defined in Section 6.18.
Contract: Any Equipment Lease Contract (including any Conditional Sale Lease, Fair Market Value Lease, Finance Lease, First Amendment Lease, TRAC Lease or True Lease), Lease Discounting Obligation (together with any Underlying Lease which is pledged as security for a Lease Discounting Obligation that is part of the Asset Pool), Equipment Loan or Permitted Ownership Arrangement (together with any Aircraft Lease related to any Permitted Ownership Arrangement and the related Permitted Ownership Arrangement Equity) in which the Borrower acquires any right, title or interest from the Originator pursuant to the Purchase Agreement; provided, that a Contract that is repurchased or substituted by the Originator in accordance with the terms of the Purchase Agreement and this Agreement or is otherwise sold by the Borrower in accordance with the terms of this Agreement shall no longer be a Contract hereunder.
Contract File: With respect to each Contract, the following documentation, if applicable to such type of Contract: (a) the one and only manually executed original of the loan or lease agreement, along with executed original promissory notes or security agreements, if any (together, the “Original Contract”); (b) evidence of the filing of all UCC-1 financing statements showing the related Lessee as debtor/lessee and the Originator as secured party/lessor, and the Equipment the subject of the Contract as collateral (provided that evidence of the filing may include a copy of a receipt of an online confirmation of the filing provided further that filed UCC be delivered upon receipt but in no event later than 60 days after filing); (c) an original, executed assignment of the Originator conveying the Assets from the Originator to the Borrower and evidence of the filing of a UCC-1 financing statement with respect thereto showing the Originator as debtor/seller, the Borrower as secured party/buyer and the Trustee as assignee/secured party (provided that evidence of the filing may include a copy of a receipt of an online confirmation of the filing provided further that filed UCC be delivered upon receipt but in no event later than 60 days after filing); (d) the original (with respect to the first Advance made hereunder with respect thereto) of the related master lease agreement and any related schedule with respect to which the related Advance is being made and thereafter the original of any related schedule with respect to which the Advance is being made; (e) a certificate of acceptance and delivery of the Equipment the subject of the Contract, duly executed by the related Lessee; (f) evidence of insurance maintained by the Lessee with respect to the related Equipment (if any); (g) if the Equipment related to the Contract is Titled Equipment, a copy of an application for certificate of title and any of (i) the original certificate of title, (ii) certificate of lien, or (iii) other notification issued by the registrar of titles of the applicable jurisdiction (provided that any of items (i) through (iii) shall be provided upon the receipt but in no event later than 60 days after submission of the application); (h) copies of each invoice with respect to original equipment purchase; (i) all documents relating to internal credit approval for such Contract; (j) any appraisal with respect to the related Equipment (which may be a copy of an appraisal included in the internal credit approval memorandum provided in clause (i)); (k) if such Contract is being serviced by Qualified Third Party Agent, a copy of all agreements executed by such Qualified Third Party Agent to the extent related to such Contract, (l) if such Contract is subject to a Permitted Titling Agency Arrangement, the original of the related power of attorney as well as copies of all the related agreements and documents related to such arrangement, (m) if such Contract was not originated by NEF, (i) an executed original assignment from the originating entity to NEF and a copy of any related master agreement between the originating entity and NEF and (ii) an executed original notice and acknowledgment executed by the originating entity, NEF and the lessee or obligor (provided that clause (i) and clause (ii) may be included in a single agreement); (n) with respect to any Lease

Discounting Obligation, the Lease Discounting Documentation (together with all applicable items addressed in clauses (a) – (m) and (p) of this definition); (o) with respect to any Permitted Ownership Arrangement the original Aircraft Lease, an original Aircraft Lease guaranty of lessee’s obligations thereunder, if any, beneficial ownership certificate, an original of the Permitted Ownership Arrangement Documents described in clause (ii) of the definition thereof and copies of any other Permitted Ownership Arrangement Documentation (including all applicable items addressed in clauses (e), (f), (h), (i), (j) and (p) of this definition and, (p) to the extent required to be obtained under the Credit and Collection Policy, copies of all other instruments, documents, legal opinions and warranties directly relating to such Contract (or the Equipment the subject thereof), including all security and books, records and computer tapes related to the foregoing. Except as otherwise provided in clauses (a), (c), (d), (l) and (m), the information described above may be held, maintained and delivered electronically.
Credit and Collection Policy: The written Equipment Finance Credit and Collections Policy of the Originator and the initial Servicer in effect on the Amendment Date and set forth on Schedule VII, as amended or supplemented from time to time in accordance with Section 5.2(m) and Section 5.5(e). In the event that a Successor Servicer becomes the Servicer hereunder, the Credit and Collection Policy shall be the policies and procedures that such Successor Servicer uses to service similar assets for its own account or the account of others.
Defaulted Contract: (a) A Contract as to which all or any portion of any one or more Scheduled Payments remains unpaid for at least ninety (90) days from the original due date for such payment, (b) a Contract as to which the Lessee thereof or any Person obligated thereon is subject to an Insolvency Event, (c) a Contract as to which the Servicer has determined or should have determined in accordance with its Credit and Collection Policy that (i) it will not make a Servicer Advance because it believes such Servicer Advance would not be recoverable, (ii) a prior Servicer Advance is unrecoverable or (iii) such Contract is not collectible or is subject to repossession, (d) a Contract with respect to which the Servicer has entered into a waiver, modification or amendment in violation of Section 6.4(a), (e) a Non-Compliant Lease Discounting Obligation or (f) a Non‑Compliant Aircraft Lease. In addition, Deemed Defaulted Underlying Leases shall be deemed to be Defaulted Contracts.
Discounted Contract Balance: With respect to any Contract added (or to be added) to the Asset Pool during the current Collection Period, as of the related Cut-Off Date or, with respect to any Contract added to the Asset Pool in a prior Collection Period, as of the last day of the immediately preceding Collection Period, the present value of all remaining unpaid Scheduled Payments (including, for the avoidance of doubt, all Contractual Transition Rents) becoming due under such Contract after such Cut-Off Date or last day of the immediately preceding Collection Period, as applicable, discounted monthly at the applicable Discount Rate. Other than in connection with the calculation of Servicing Fee, in which case the Discounted Contract Balance of a Defaulted Contract shall be calculated as set forth in the preceding sentence, the Discounted Contract Balance for a Defaulted Contract shall be $0. For the avoidance of doubt, the Discounted Contract Balance for Lease Discounting Obligations shall be calculated in reference to the related Underlying Leases and for Permitted Ownership Arrangement Equity shall be calculated in reference to the related Aircraft Lease.
Eligible Lease Discounting Obligation: A Lease Discounting Obligation that meets all of the following criteria:

(a)    the Borrower (as assignee of the Originator) has a first priority security interest in the Originating Lessor’s right, title and interest in (i) the specific property secured under the related Underlying Leases pledged as security for such obligation, (ii) the Underlying Leases themselves, and (iii) all rentals and other amounts due and to become due under the Underlying Leases;
(b)    each Underlying Lease pledged as security for the obligations under the Lease Discounting Note satisfies the criteria identified on Schedule V;
(c)    the related Lessee is an Eligible Lessee;
(d)    the Borrower has the right (i) to service the Underlying Lease and is performing all billing and collecting related to the Underlying Leases (subject to Section 6.1) and, (ii) upon a default under any such Underlying Lease, to foreclose on the related Equipment directly against the related Lessee without the approval or involvement of the Originating Lessor; and
(e)    the related Lessee has been notified of the assignment of the Underlying Lease to the Borrower, has acknowledged such assignment and has been directed to make all payments related to the Underlying Lease directly to the Lockbox Account.
Environmental Laws: Any and all Applicable Laws and all other foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, disclosing, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder and their state equivalents, each as amended or supplemented from time to time.
Equipment Lease Contract: Each lease of Equipment to a Lessee made or acquired by the Originator or, with respect to Aircraft, an Aircraft Lease made or acquired by a Grantor Trust with respect to which the Borrower owns the Permitted Ownership Arrangement Equity. For the avoidance of doubt, each separate lease schedule, together with its applicable master lease shall constitute a separate Equipment Lease Contract hereunder.
Equipment Loan: A fixed or variable rate loan to a Lessee secured by a first priority perfected security in (a) Equipment that had been purchased new by the Lessee and is, at the time of origination of such equipment loan, one year old or less or (b) Used Equipment, in each case, owned by such Lessee.
Equipment Management Policy: The written Equipment Management Policy of the Originator and the initial Servicer in effect on the Amendment Date and set forth on Schedule VIII,

as amended or supplemented from time to time in accordance with Section 5.2(m) and Section 5.5(e). In the event that a Successor Servicer becomes the Servicer hereunder, the Equipment Management Policy shall be the policies and procedures, if any, that such Successor Servicer uses to service similar assets for its own account or the account of others.
Excluded Amounts: Without duplication, (a) any amount received by the Servicer, the Borrower or any Affiliate thereof or on deposit in the Collection Account on or with respect to any Asset in the Asset Pool and the related Equipment which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Asset, the related Equipment or any amount payable in respect thereof, (b) any amount representing a reimbursement or payment of insurance premiums or of any maintenance reserve or security deposit (other than any such maintenance reserves, security deposit applied by the Borrower to the Scheduled Payments under the related Contract and any insurance proceeds paid or reimbursed to the lessee or obligor for repairs or replacements under and in accordance with the related Contract), (c) any amount required to be deposited in the T&I Reserve Account, and (d) any amount with respect to any Contract retransferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Contract or that is otherwise sold by the Borrower pursuant to this Agreement, to the extent such amount is attributable to a time after the effective date of such replacement or sale.
FAA: Defined in Section 6.18.
Fair Market Value Lease: A non-cancelable, triple net, hell or high water direct finance or operating lease with an End of Term Fair Market Value purchase option at the end of the base term.
Fee Letter: The Amended and Restated Fee Letter, dated as of the Amendment Date, among the Borrower, the initial Servicer, the Originator and the Deal Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time.
Grantor Trust: Defined in Section 6.18.
Hazardous Material: Any waste, material or substance that is defined, designated or determined to be hazardous, radioactive, explosive, toxic or a pollutant or contaminant or otherwise regulated under or pursuant to any Environmental Law, including but not limited to petroleum products and by-products.
Hedge Transaction: Each interest rate swap, cap or other derivative transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.3(a) and is governed by a Hedge Agreement.
Lease Discounting Documentation: With respect to any Lease Discounting Obligation, (a) the original Lease Discounting Note; (b) a notice and acknowledgment from each Originating Lessor of an assignment evidencing the assignment of the related underlying lease schedule to the Borrower; (c) each original underlying lease schedule, (d) a copy of the Underlying Lease; (e) the Lease Discounting Obligation Master Agreement; and (f) an acknowledgement from each Lessee that they have received notice of the pledge of the related Underlying Lease, together with any other instruments, documents, certificates and/or legal opinions delivered in connection with such Lease Discounting Obligation.
Non‑Compliant Aircraft Lease: An Aircraft Lease related to Permitted Ownership Arrangement Equity for which the related Lessee is not making payments to the Lockbox Account.

Owner Trustee: Defined in Section 6.18.
Permitted Liens: Liens (a) for state, municipal or other local taxes if such taxes shall not at the time be due and payable or contested by an appropriate Person in good faith by appropriate proceedings, (b) granted pursuant to the Transaction Documents, (c) interests of Lessees under a Contract, (d) Liens which Lessees are permitted to create or suffer to exist under the related Contract, (e) interests of Grantor Trusts in an Aircraft or Aircraft Lease under a Permitted Ownership Arrangement and liens, if any, of the Owner Trustee under a Permitted Ownership Arrangement and (f) materialmen’s, warehousemen’s, mechanic’s and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested by an appropriate Person in good faith by appropriate proceedings.
Permitted Ownership Arrangement: Defined in Section 6.18.
Permitted Ownership Arrangement Documents: With respect to a Permitted Ownership Arrangement, (i) the underlying documents including, as applicable, the trust agreement, the trust agreement supplement, if any, the Aircraft Lease, the servicing agreement or management agreement or equivalent and beneficial interest certificate or equivalent, and any other documents, certificates or agreements entered into or delivered in connection therewith or requested by the Deal Agent in connection therewith and (ii) the Permitted Ownership Arrangement guarantee, mortgage, assignment and pledge agreement.
Permitted Ownership Arrangement Equity: Defined in Section 6.18.
Permitted Titling Agency Arrangement: Defined in Section 6.17(b).
Qualified Third Party Agent: Each of Bank of America/Merrill Lynch, The Bank of New York Mellon, BB&T Bank, CIT, Citibank, N.A., Citizens Bank, Deutsche Bank AG, Dresdner Bank AG, Fifth Third Bank, GE Capital, JPMorgan Chase Bank, N.A., Key Bank National Association, M&T Bank, PNC Bank, Regions Bank, SunTrust Bank, TD Bank, U.S. Bank National Association, Wells Fargo Bank, National Association, and any other Person approved by the Deal Agent in its sole discretion as a “Qualified Third Party Agent;” provided, however, that Deal Agent, in its reasonable discretion, may remove any Person’s status as a “Qualified Third Party Agent” by providing written notice to the Servicer of such removal with respect to either (i) all Contracts acquired by the Borrower on and after such date or (ii) all Contracts acquired by the Borrower on and after such date and all Contracts acquired by the Borrower prior to such date; provided, further, that unless the related agent has been terminated as agent with respect to such Contracts, the related Contracts shall no longer be deemed Eligible Contracts 30 days after such removal of status of the related agent and the Borrower may distribute any such Contracts to its members as a Restricted Junior Payment in accordance with Section 5.2(f).
Related Security: As used in the Purchase Agreement, all of the Originator’s right, title and interest in and to the items set forth in clauses (a) through (d) and (h) through (j) below, as used in the First Tier Purchase and Sale Agreement, all of NewStar Financial’s right, title and interest in and to the items set forth in clauses (a) through (d) and (h) through (j) below, and, as used herein, all of the Borrower’s right, title and interest in and to:
(a)    with respect to any Contract in the Asset Pool, all of the Originator’s, NewStar Financial’s or the Borrower’s interest, as applicable, in any Equipment related to such Contract including all proceeds from any sale or other disposition of such Equipment;

(b)    with respect to any Contract in the Asset Pool, all Contract Files related to such Contracts, and all right, title and interest of the Originator, NewStar Financial or the Borrower, as applicable, in and to the documents, agreements, and instruments included in the Contract File;
(c)    with respect to any Contract in the Asset Pool, all Insurance Policies and all rights of the Originator, NewStar Financial or the Borrower, as applicable, in all Insurance Policies;
(d)    with respect to any Contract in the Asset Pool, all security interests, liens, guaranties, mortgages or other encumbrances and property subject thereto from time to time purporting to secure payment of any Contract, together with all UCC financing statements or similar filings signed by a Lessee or a Grantor Trust or Owner Trustee with respect to a Permitted Ownership Arrangement relating thereto;
(e)    the Collection Account, the Lockbox Account, the T&I Reserve Account and all other accounts into which Collections may from time to time be deposited, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;
(f)    any Hedge Agreement and any payment from time to time due thereunder;
(g)    the Purchase Agreement and the assignment to the Deal Agent of all UCC financing statements filed by the Borrower against the Originator under or in connection with the Purchase Agreement;
(h)    all payments made or to be made in the future specifically with respect to such Contracts by the Lessee thereunder with respect to each Contract or the Originating Lessor (or any agent of the Originating Lessor) thereunder with respect to each Lease Discounting Obligation and under any guarantee or similar credit enhancement with respect to such Contracts;
(i)    all payments made or to be made in the future to the holder of the Permitted Ownership Arrangement Equity with respect to any Permitted Ownership Arrangement or to be made to the Borrower pursuant to the Permitted Ownership Arrangement Documents described in clause (ii) of the definition thereof or the Aircraft Lease (if foreclosed upon pursuant to the pledge agreement); and
(j)    the proceeds of each of the foregoing.
Revolving Period Termination Date: The earliest of (a) the Advance Termination Date or (b) the occurrence of a Turbo Event, an Event of Default or a Servicer Default.
TRAC Lease: A Lease with a clause that provides for a last contractual payment adjustment to the lease obligation. Such a Lease shall provide that at lease-end, the lessor sells the vehicle, and any gain over the assumed residual is returned to the lessee as a rent reduction. In addition, if the vehicle is sold for less than the assumed residual, the lessee pays the difference between the sales price and the assumed residual value.
True Lease: A lease that, under the Internal Revenue Code, entitles the lessor to the tax benefits of ownership, such as depreciation benefits and any tax credits, and entitles the customer to claim rental payments as deductible expenses.

Trustee Contract File: With respect to each Contract, the following items from the definition of “Contract File,” (i) if such Contract was originated by NEF and such Contract is a True Lease, Fair Market Value Lease, Conditional Sale Lease, First Amendment Lease, Finance Lease or TRAC Lease, the following items: (a), (b), (c), (d) to the extent not already delivered to the Trustee in connection with another Contract, (e), (f), (g), (h), (i) to the extent not already delivered to the Trustee in connection with another Contract, (j), (k) to the extent serviced by a Qualified Third Party Agent and (l) to the extent subject to a Permitted Titling Agency Arrangement, (ii) if such Contract was not originated by NEF and such Contract is a True Lease, Fair Market Value Lease, Conditional Sale Lease, First Amendment Lease, Finance Lease or TRAC Lease, the following items: (a), (b), (c), (d) with respect to a Contract that is a master lease and schedules, (e), (f), (g), (h), (i) to the extent not already delivered to the Trustee in connection with another Contract, (j), (k) to the extent serviced by a Qualified Third Party Agent, (l) to the extent subject to a Permitted Titling Agency Arrangement and (m), (iii) if such Contract was originated by NEF and such Contract is an Equipment Loan, items (a) including the Promissory Note, (b), (c), (f), (g), (h), (i) to the extent not already delivered to the Trustee in connection with another Contract, (j), (k) to the extent serviced by a Qualified Third Party Agent and (l) to the extent subject to a Permitted Titling Agency Arrangement, (iv) if such Contract was not originated by NEF and such Contract is an Equipment Loan, items (a) including the Promissory Note, (b), (c), (f), (g), (h), (i) to the extent not already delivered to the Trustee in connection with another Contract, (j), (k) to the extent serviced by a Qualified Third Party Agent, (l) to the extent subject to a Permitted Titling Agency Arrangement and (m), (v) if such Contract is a Lease Discounting Note, the following items: a copy of (a), (b), (c), a copy of (d) to the extent not already delivered to the Trustee in connection with another Contract, (e), (f), (g), (h), (i) to the extent not already delivered to the Trustee in connection with another Contract, (j), (k) to the extent serviced by a Qualified Third Party Agent, (l) to the extent subject to a Permitted Titling Agency Arrangement, (m) and (n) and (vi) if such Contract is a Permitted Ownership Arrangement, (o).
Turbo Event: The occurrence of any of the following shall be a Turbo Event:
(a)    the occurrence of an Event of Default;
(b)    as of any Reporting Date, for the preceding Determination Date, the Default Ratio exceeds 3.00%;
(c)    as of any Reporting Date, for the preceding Determination Date, the Delinquency Ratio exceeds 4.00%;
(d)    during the Amortization Period, when the ADCB is equal to or less than $25,000,000; or
(e)    if the Deal Agent fails to extend the Advance Termination Date in accordance with Section 2.6 on the initial Advance Termination Date, the date that is ninety (90) days following the Advance Termination Date.
(i)In Section 1.1(b), the definition “Optional Revolving Period Termination Date” is deleted.
(j)Section 2.3 is amended and restated in its entirety as follows:
“Section 2.3 [RESERVED].”
(k)Section 4.1(m) is amended and restated in its entirety as follows:

“(m)    Quality of Title. Each Asset, together with the Contract related thereto, shall, at all times, be owned by the Borrower free and clear of any Lien except for Permitted Liens and as otherwise provided hereunder, and upon each Advance, the Trustee, for the benefit of the Secured Parties, shall acquire a valid and perfected first priority security interest in each Asset then existing or thereafter arising, free and clear of any Lien, except for Permitted Liens and as otherwise provided hereunder. The parties hereto acknowledge that the Borrower’s interest in certain Equipment may be documented through a Permitted Ownership Arrangement. No effective financing statement or other instrument similar in effect covering any Asset subject to this Agreement is on file showing the Originator or Borrower as debtor in any recording office except such as may be filed (i) in favor of the Borrower in accordance with the Purchase Agreement or (ii) in favor of the Trustee in accordance with this Agreement.”
(l)Section 4.1(v)(v) is amended and restated in its entirety as follows:
“(v)    own any subsidiary or make any investment in any Person without the consent of the Deal Agent other than pursuant to a Permitted Ownership Arrangement;”
(m)Section 4.1(v)(vii) is amended and restated in it its entirety as follows:
“(vii)    incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder except for trade payables in the ordinary course of its business and amounts permitted in connection with a Permitted Ownership Arrangement pursuant to Section 6.17, provided that such trade payables are not evidenced by a note and are paid when due;”
(n)Section 4.2(b) is amended and restated in it its entirety as follows:
“(b)    Eligibility of Contracts. As of the Initial Advance Date, (i) the Advance Notice delivered pursuant to Section 2.2 is an accurate and complete listing in all material respects of all the Contracts in the Asset Pool as of the Initial Advance Date and the information contained therein with respect to the identity of such Contracts and the amounts owing thereunder is true and correct in all material respects as of the related Cut-Off Date, (ii) each such Contract is an Eligible Contract, and (iii) with respect to each such Contract, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the transfer of the Borrower’s interest in such Contract and the related Equipment to the Trustee, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. On each Addition Date on which Contracts are added by the Borrower to the Asset Pool, the Borrower shall be deemed to represent and warrant that (i) such Contract referenced on the related Advance Notice delivered pursuant to Section 2.2 hereof (or, with respect to a substitution, the related Assignment Agreement) is an Eligible Contract, (ii) with respect to each such Contract, all consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the addition of such Contract and the related Equipment to the Asset Pool have been duly obtained, effected or given and are in full force and effect, and (iii) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each Contract transferred on such day as if made on such day.”
(o)Section 4.2(c) is hereby added as follows:

“(c)    Environmental Matters. The Borrower (i) is and has been in material compliance with applicable Environmental Laws; (ii) has obtained and maintains all authorizations, licenses and permits required under Environmental Laws; (iii) is not subject to any outstanding order, consent, decree, claim, action, settlement agreement or investigation pursuant to Environmental Laws and has not received any notice from any Governmental Authority or third party regarding any violation of Environmental Laws or any liabilities or potential liabilities under such Environmental Laws or related to the presence or release of any Hazardous Material; (iv) has not, directly or through any third party, disposed of, arranged for the disposal of, treated, stored, released or allowed or permitted the release of any Hazardous Material so as to give rise to any material liability under Environmental Laws; (v) has not undertaken, provided any indemnity with respect to or otherwise become subject to any liability of any other person with respect to Environmental Laws; (vi) has made available to Lender accurate and complete copies of all material environmental reports, studies, assessments, and other documents relating to environmental or occupational safety and health matters in its possession and/or control; and (vii) has not incurred and does not expect to incur any material costs to bring its operations or the Equipment into compliance with Environmental Laws.”
(p)Section 5.1(a) is amended and restated in it its entirety as follows:
“(a)    Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including Environmental Laws and those applicable to the Contracts in the Asset Pool and related Equipment.”
(q)Section 5.1(h) is amended and restated in its entirety as follows:
“(h)    Credit and Collection Policy and Equipment Management Policy: The Borrower will (i) comply in all material respects with the Credit and Collection Policy in regard to each Contract in the Asset Pool and the Equipment Management Policy with regard to each item of Equipment related to the Contracts in the Asset Pool, and (ii) furnish to the Deal Agent, prior to its effective date, prompt notice of any material changes in the Credit and Collection Policy or the Equipment Management Policy.”
(r)Section 5.1(i)(vii) is amended and restated in its entirety as follows:
“(vii)    Proceedings. As soon as possible and in any event within the greater of three (3) Business Days and five (5) days after any executive officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action (including under Environmental Laws), material suit or material proceeding before any Governmental Authority or by any third party affecting the Borrower, the initial Servicer, the Originator, NewStar Financial, the Asset Pool, the Transaction Documents or the Trustee’s interest in the Asset Pool; provided, however, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting any of such matters in excess of $10,000, with respect to the Borrower, or $1,000,000, in all other cases, shall be deemed reportable for purposes of this clause (vii); and”
(s)Section 5.2(f) is amended and restated in its entirety as follows:
“(f)    Restricted Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result there from, the Borrower may declare and make distributions to its members on their membership interests to the extent the Borrower receives funds in accordance with Section 2.7 or 2.8 or is permitted to distribute certain Contracts as provided in the definition of Qualified Third Party Agent.”
(t)Section 5.2(m) is amended and restated in its entirety as follows:
“(m)    Modification of Credit and Collection Policy and Equipment Management Policy. The Borrower will not permit the Servicer to amend, modify, restate or replace the Credit and Collection Policy or the Equipment Management Policy except as may be permitted by Section 5.5(e).”
(u)Section 5.4(e) is amended and restated in its entirety as follows:
“(e)    Preservation of Security Interest. The Servicer will execute and file such financing statements, continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Trustee, for the benefit of the Secured Parties, in, to and under the Assets and the security interest of the Borrower created pursuant to the Purchase Agreement; provided, however, that the only duty of the Backup Servicer (to the extent appointed as Successor Servicer hereunder) under this Section 5.4(e) shall be to file any necessary continuation statements for preexisting financing statements and to review annual lien searches against the Borrower (or otherwise as requested by the Deal Agent) (for the avoidance of doubt, any costs and administrative fees in connection with any such filings and lien searches shall be the responsibility of the Borrower). For the avoidance of doubt, if there is any Asset in the Asset Pool that requires filings to be made that are not UCC filings in order to maintain the security interest in such Asset and a Successor Servicer is appointed hereunder, such Successor Servicer shall have no responsibility to make any filings to maintain such security interest. The Borrower shall be responsible for any costs, administrative fees and legal fees (including, but not limited to Federal Aviation Administration counsel) in connection with any filings, lien searches or opinions relating to the security interest in such Asset.”
(v)Section 5.4(f) is amended and restated in its entirety as follows:
“(f)    Credit and Collection Policy and Equipment Management Policy. The Servicer will comply in all material respects with the Credit and Collection Policy in regard to each Contract in the Asset Pool and the Equipment Management Policy in regard to each item of Equipment related to the Contracts in the Asset Pool.”
(w)Section 5.5(d) is amended and restated in its entirety as follows:
“(d)    Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 6.4(a), extend, amend or otherwise modify the terms of any Contract, any Underlying Lease, any Lease Discounting Obligation Master Agreement or any Permitted Ownership Arrangement Document.”
(x)Section 5.5(e) is amended and restated in its entirety as follows:
“(e)    Credit and Collection Policy and the Equipment Management Policy. The initial Servicer will not materially amend, modify, supplement, restate or replace the Credit and Collection Policy or the Equipment Management Policy without the prior written consent of the Deal Agent

(such consent to be granted or denied within ten (10) Business Days of request); provided, that such prior written consent shall not be required in the case of an amendment which was mandated by any Applicable Law or Governmental Authority.”
(y)Section 6.1(c) is amended and restated in its entirety as follows:
“(c)    Subcontracts and Qualified Third Party Agents. The Servicer may, with the prior consent of the Deal Agent, subcontract with any other Person for servicing, administering or collecting the Assets; provided, however, that the initial Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof and that any such subcontract may be terminated upon the occurrence of a Servicer Default. In addition, the Servicer may, without consent of the Deal Agent, allow third party agented loans and leases that satisfy the following criteria: (i) the third party originator/agent receives payments directly from the obligor under the related lease or loan and distributes such payments directly to the Lockbox Account, (ii) the Borrower’s interest in such loan or lease is not a participation interest or assignment of less than the entire loan or lease interest, (iii) the third party originator/agent is a Qualified Third Party Agent, (iv) such third party originator/agent shall not be entitled to any fee or any other payment in connection with such arrangement and (v) the agreement permits the Servicer and its assigns to terminate the originator/agent’s right to service for any reason upon 30 days’ notice and allows the Servicer and its assigns to take over servicing after expiration of such 30 day period. However, in the event that the Backup Servicer becomes the Successor Servicer hereunder, the Backup Servicer shall use its best efforts, on a commercially reasonable basis, to assume the performance of the duties and obligations with respect to the servicing of the assets currently being serviced by a Qualified Third Party Agent under a subcontract, in accordance with Section 7.8(a) hereof. The Servicer hereby acknowledges and agrees that it has assigned its rights to terminate the originator/agent’s right to service to the Borrower who in turn hereby acknowledges and agrees that the Deal Agent shall be entitled to exercise such rights upon a Servicer Default. No such third party originator/agent shall be deemed to be subcontractor of the Servicer hereunder. The initial Servicer (so long as it is the Servicer hereunder) shall remain liable for the performance of duties and obligations of the Servicer pursuant to the terms hereof notwithstanding the use of third party originators/agents.”
(z)Section 6.2(c) is amended and restated in its entirety as follows:
“(c)    Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Contract in the Asset Pool from time to time (with respect to the Successor Servicer, subject to the limitations set forth in Section 7.8(a)), all in accordance with Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy, the Equipment Management Policy and the Servicing Standard. Without limiting the foregoing, the duties of the Servicer shall include the following:
(i)    preparing and submitting of claims to, and post-billing liaison with, Lessees on Contracts;
(ii)    maintaining all necessary servicing records with respect to the Contracts and providing such reports to the Deal Agent in respect of the servicing of the Contracts (including information relating to its performance under this Agreement) as may be required hereunder or as the Deal Agent may reasonably request;
(iii)    maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Contracts in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Contract;
(iv)    promptly delivering to the Deal Agent or the Trustee, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Deal Agent or the Trustee may from time to time reasonably request;
(v)    identifying each Contract clearly and unambiguously in its servicing records to reflect that such Contract is owned by the Borrower and that the Borrower is granting a first priority security interest therein to the Trustee pursuant to this Agreement;
(vi)    furnishing to the Deal Agent, prior to its effective date, prompt notice of any material changes in the Credit and Collection Policy or the Equipment Management Policy.
(vii)    notifying the Deal Agent of any proposed change in the Credit and Collections Policies or the Equipment Management Policy that could reasonably be expected to have a material adverse effect on the Equipment or on the collectability of the Assets in the Asset Pool, on the Borrower or on the interests of the Deal Agent or any Secured Party hereunder;
(viii)    subject to the applicable provisions of this Agreement, using, with respect to the initial Servicer, its best efforts, and, with respect to any Successor Servicer, its commercially reasonable efforts, to maintain the perfected security interest of the Trustee, for the benefit of the Secured Parties, in the Contracts;
(ix)    directing the Trustee to make payments pursuant to the Monthly Report in accordance with Section 2.7 and Section 2.8;
(x)    enforcing any rights or remedies available to the Servicer or the Borrower against any Originating Lessor with respect to any related Lease Discounting Obligation and/or the related Lease Discounting Obligation Master Agreement or Lease Discounting Note; and
(xi)    enforcing any rights or remedies available to the Servicer or the Borrower against any Grantor Trust, Owner Trustee, servicing agreement, related Lessee with respect to any Permitted Ownership Arrangement Equity or Permitted Ownership Arrangement Documents.”
(aa)Section 6.4(a) is amended and restated in its entirety as follows:
“(a)    Collection Efforts, Modification of Contracts. The Servicer will use, in the case of the initial Servicer, its best efforts, or, in the case of any Successor Servicer, the same efforts which such Successor Servicer applies to collect payments for its own account (subject to the limitations set forth in Section 7.8(a)), to collect all payments called for under the terms and provisions of the Contracts in the Asset Pool as and when the same become due in accordance with the Credit and Collection Policy, Equipment Management Policy and the Servicing Standard and will follow those collection procedures that it follows with respect to all comparable Contracts that it services for itself or others. Other than a Permitted Modification, the Servicer may not waive, modify or otherwise vary any provision of a Contract, a Lease Discounting Obligation Master Agreement, a Lease Discounting Note or any Permitted Ownership Arrangement Document. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing any Contract in the Asset Pool.”

(ab)The first sentence of Section 6.6 is amended and restated in its entirety as follows:
“The Servicer will use reasonable efforts consistent with the Credit and Collection Policy, the Equipment Management Policy and the Servicing Standard to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Contract and will act as sales and processing agent for Equipment that it repossesses. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of contracts and other actions by the Servicer in order to realize upon such Equipment, which practices and procedures may include reasonable efforts to enforce all obligations of Lessees and repossessing and selling such Equipment at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Deal Agent setting forth the Contract, the Equipment, the sale price of the Equipment and certifying that such sale price is the fair market value of such Equipment. In any case in which any such Equipment has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Equipment unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Equipment relating to a Defaulted Contract. For the avoidance of doubt, the Servicer shall be reimbursed any Liquidation Expenses incurred in connection with a Defaulted Contract solely out of the Recoveries related to such Defaulted Contract.”
(ac)Section 6.7 is amended and restated in its entirety as follows:
“Section 6.7.    Maintenance of Insurance Policies.
The Servicer will use its best efforts to cause each Lessee to maintain an Insurance Policy with respect to the related Equipment in an amount at least equal to the sum of the Discounted Contract Balance of the related Contract and shall require that each such Insurance Policy names the Servicer, and its successors and assigns, as loss payee and as an insured thereunder and, in addition, with respect to an Aircraft, shall require that each Insurance Policy names the Trustee, and its successors and assigns, as an additional insured thereunder. Additionally, the Servicer will require that each Lessee maintain property damage liability insurance during the term of each Contract in amounts and against risks customarily insured against by the Lessee on equipment owned by it. If a Lessee fails to maintain property damage insurance, the Servicer may purchase and maintain such insurance on behalf of, and at the expense of, the Lessee. In connection with its activities as Servicer, the Servicer agrees to present, on behalf of the Trustee, for the benefit of the Secured Parties, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract. The Servicer’s Insurance Policies with respect to the related Equipment will insure against liability for personal injury and property damage relating to such Equipment, will name the Trustee, for the benefit of the Secured Parties, as an additional insured thereunder and will contain a breach of warranty clause. On an annual basis and otherwise upon request of the Deal Agent, the Servicer shall cause to be delivered to the Deal Agent a certification evidencing coverage under the umbrella insurance policy required to be maintained by Servicer.”
(ad)Section 6.15(d) is amended and restated in its entirety as follows:

“(d)    the initial Servicer consents or agrees to, or otherwise permits to occur, an amendment to the Credit and Collection Policy or the Equipment Management Policy other than as permitted by Section 5.5(e); or”
(ae)Section 6.17 is amended and restated in its entirety as follows:
“(a)    The Borrower, the Trustee and the Deal Agent hereby appoint NEF, and NEF hereby accepts such appointment, as the Borrower’s and the Trustee’s agent for the following limited purposes: (i) with respect to the Titled Equipment for which NEF is identified as secured party on the related certificate of title, to be named as the secured party on the certificates of title relating to such Titled Equipment on behalf of the Borrower and the Trustee; (ii) with respect to the Titled Equipment for which NEF is identified as owner on the related certificate of title, to be named as owner on the certificates of title relating to such Titled Equipment on behalf of the Borrower and the Trustee; and (iii) to take any lawful actions requested in writing by the Trustee (acting at the direction of the Deal Agent) solely relating to NEF’s being named as the secured party or owner, as applicable, on the certificates of title relating to the Titled Equipment as agent for the Borrower and the Trustee, including, but not limited to, following the occurrence and during the continuance of a Servicer Default or Event of Default, upon the written request of the Borrower or the Trustee (acting at the direction of the Deal Agent), assigning its interest as secured party or owner to the Borrower including, without limitation, with respect to Permitted Titling Agency Arrangement.
(b)    Notwithstanding the provisions of subsection (a) above, the Borrower’s interest in Titled Equipment may be documented through a Permitted Titling Agency Arrangement. A “Permitted Titling Agency Arrangement” must meet all of the following criteria: (i) the original certificates of title are held by the Trustee, (ii) the agent named on the certificates of title and the party to the documentation relating to such arrangement is a Qualified Third Party Agent, (iii) the documentation permits the Qualified Third Party Agent to be terminated by the Servicer or the Borrower within no less than 30 days of notice, (iv) the Borrower or the Servicer has received an acceptable, enforceable, stand alone, special power of attorney to enable the Borrower or the Servicer to retitle such certificates of title into the Borrower’s name without any action or consent on the part of the Qualified Third Party Agent or the lessee or obligor, as applicable, (v) the applicable lessee or obligor, as applicable, has no approval right with respect to the assignment of the underlying lease or the retitling of the equipment, (vi) the arrangement does not involve a titling trust, (vii) the Borrower’s interest in the related underlying lease or loan, as applicable, must not be a participation interest and must represent the original lessor’s entire interest in such loan or lease schedule, as applicable, and (vii) such arrangements be permitted and enforceable under applicable law including the laws of the state in which such equipment is titled.
(c)    NEF shall not, unless otherwise permitted in accordance with the Servicing Standard, take any action with respect to the certificates of title except as expressly directed by the Trustee in writing (acting at the direction of the Deal Agent). Each of the Borrower and the Trustee hereby confer on NEF such powers as it possesses as are necessary for NEF to act as the Borrower’s and the Trustee’s agent for the purpose of being listed as secured party or owner, as applicable, on the certificates of title to the Titled Equipment. NEF acknowledges and agrees that NEF shall have conveyed all of its right, title and interest in the Titled Equipment to the Borrower pursuant to the Purchase Agreement, notwithstanding that NEF may remain on the certificate of title prior to such time as the certificate of title is updated to reflect the Borrower as owner or secured party.”
(af)Section 6.18 is hereby added as follows:

“Section 6.18    Permitted Ownership Arrangement.
Notwithstanding the provisions of Section 6.17(a), the Borrower’s interest in certain Contracts and related Equipment may be documented through a Permitted Ownership Arrangement. A “Permitted Ownership Arrangement” must meet all of the following criteria: (i) the related Equipment is an aircraft, airframe, aircraft engine, helicopter or helicopter engine (the “Aircraft”), (ii) the use of such Permitted Ownership Arrangement must be necessary to satisfy the requirement under the Federal Aviation Act and the Federal Aviation Regulations that the Aircraft be owned by a citizen of the United States in order to be registered with the Federal Aviation Administration (“FAA”), (iii) in the case of a lease of an Aircraft, a statutory or a grantor trust (“Grantor Trust”) shall hold all right, title and interest in and to such Aircraft and related lease (the “Aircraft Lease”), free and clear of all Liens, other than Permitted Liens, (iv) the Borrower will be the sole owner of the equity interests of the Grantor Trust (the “Permitted Ownership Arrangement Equity”), (v) the Trustee shall have a first priority perfected security interest in such Permitted Ownership Arrangement Equity as well as in the Aircraft and the related Aircraft Lease, (vi) the trustee of the Grantor Trust (the “Owner Trustee”) and the servicing agent will be acceptable to the Deal Agent and will be directed to distribute all receipts (other than Excluded Amounts) related to the Aircraft and the Aircraft Lease to the Lockbox Account or as otherwise directed by the Deal Agent, (vii) the Permitted Ownership Arrangement Documents will not require the Borrower to pay any fees, expenses, costs, indemnities or other amounts to the Owner Trustee or to any other party other than to the Deal Agent and the Lenders and other than customary upfront and periodic fees and customary indemnities payable with funds otherwise made available to the Borrower pursuant to Section 2.7(a)(xii) or Section 2.8(a)(xiii) provided the party entitled thereto has agreed to a non petition clause with respect to the Borrower, (viii) the Permitted Ownership Arrangement Documents will not require the Borrower to make any advances to any party thereto, (ix) the trust agreement and each Permitted Ownership Arrangement Document to which the Borrower is a party contains a non petition clause with respect to the Borrower from each of the other parties thereto, (x) the Grantor Trust guarantees the obligations of the Borrower to Deal Agent and the Lenders and grants a first priority perfected security interest in the Aircraft and related Aircraft Lease to the Trustee to secure such guarantee, (xi) the Permitted Ownership Arrangement Equity, pledge and guarantee must be fully and freely assignable by the Borrower and the Trustee, (xii) the first three Permitted Ownership Arrangements shall be subject to the prior review and comment by the Lenders and Lender’s counsel and be acceptable to the Lenders and the Deal Agent in their sole discretion, (xiii) any Permitted Ownership Arrangement after the third transaction approved by the Deal Agent and the Lenders shall be documented with substantially similar documents as the prior Permitted Ownership Arrangements and shall be reasonably acceptable to the Deal Agent, (xiv) the Deal Agent shall have received satisfactory opinions of counsel (including, but not limited to, FAA counsel), lien filings and other certificates and deliveries in connection with such Permitted Ownership Arrangement, (xv) Trustee is listed as an Indemnified Party on any Aircraft Lease that constitutes a Contract, (xvi) the Trustee is an additional insured on any liability insurance policy related to any Aircraft and (xvii) such other requirements as may be required by the Deal Agent after review of the first three Permitted Ownership Arrangements.
(ag)Section 7.8(a) is amended and restated in its entirety as follows:
“(a)    Upon the receipt by the Backup Servicer of a Servicer Termination Notice appointing the Backup Servicer as the Successor Servicer, all authority and power of NEF, as the initial Servicer, shall pass to and be vested in the Backup Servicer as Successor Servicer, except as otherwise set forth in this Agreement; provided, however, that the Backup Servicer as Successor Servicer shall have (i) no liability with respect to any action performed, breaches or defaults caused by the terminated Servicer prior to the date that the Backup Servicer becomes the Successor Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to pay any taxes required to be paid by the previous Servicer (provided that the Successor Servicer shall pay any income taxes for which it is liable), (iii) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the initial Servicer, (iv) no obligation to make Servicer Advances unless it elects to do so in its sole discretion, (v) no obligations to pay any of the fees and expenses of any other party to the transactions contemplated by the Transaction Documents and (vi) no obligations or duties to service any assets currently serviced by a Qualified Third Party Agent under a subcontract; provided, however, the Backup Servicer as Successor Servicer shall, at the written direction of the Deal Agent, use its best efforts, on a commercially reasonable basis, to assume the performance of such obligations and duties after the removal of a Qualified Third Party Agent by the Deal Agent in accordance with the terms hereof. Additionally, the representations and warranties of the Servicer in this Agreement shall not apply to the Backup Servicer, as Successor Servicer.”
(ah)Section 8.2(f) is hereby added as follows:
The Trustee shall on each Reporting Date send to the Deal Agent and the Servicer a report containing a list with respect to each Contract, of all items of the Trustee Contract File currently in possession of the Trustee. Such report shall indicate which items, if any, have been returned to the Servicer pursuant to the terms hereof.”
(ai)Section 11.1(a)(xix) is hereby added as follows:
“(xix)    any past, present or future violation or alleged violation of any Environmental Law or the presence, release, storage, disposal or transportation of any Hazardous Materials, each in connection with any real property or equipment that serves as a collateral for a Contract by any Person or other source, whether related or unrelated to the Borrower.”

(aj)Section 11.2(a)(v) is amended and restated in its entirety as follows:
“(v)    any past, present or future violation or alleged violation of any Environmental Law or the presence, release, disposal or transportation of any Hazardous Materials, each in connection with any real property or equipment that serves as a collateral for a Contract by any Person or other source, whether related or unrelated to the Borrower, the Servicer or the Originator.”
Section 2.    Consent of Deal Agent. The Deal Agent hereby consents to the First Amendment to the Limited Liability Company Agreement, dated as of August 27, 2014, of the Borrower’s limited liability company agreement.
Section 3.    Ratification of Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed by all of the parties and the Agreement as amended by this Amendment shall be read, taken and construed as one and the same instrument. All references to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment.

Section 4.    Representations. The Borrower, the Originator and the Servicer each hereby represents and warrants with respect to itself as of the date of this Amendment as follows:
(a)    it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;
(b)    the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement or other organizational documents or (ii) any Applicable Law;
(c)    no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;
(d)    this Amendment has been duly authorized, executed and delivered by it;
(e)    this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by Insolvency Laws generally or by general principles of equity;
(f)    all representations and warranties set forth in the Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Agreement and the other Transaction Documents, except as amended or waived hereby, are in full force and effect;
(g)    subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes a Turbo Event, an Event of Default, an Unmatured Event of Default, a Servicer Default or an Unmatured Servicer Default;
(h)    the Agreement continues to create a valid security interest in, and Lien upon, the Assets in the Asset Pool, in favor of the Trustee, which security interest and Lien is perfected in accordance with the terms of the Transaction Documents and is prior to all Liens subject to Permitted Liens; and
(i)    in consideration of the Deal Agent, the Backup Servicer, the Trustee and the Lender entering into this Amendment, the Borrower, the Originator and the Servicer hereby waive, release and discharge the Deal Agent, the Backup Servicer, the Trustee, the Lenders or any of their respective officers, employees, representatives, agents, counsel or directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known to the extent that any of the forgoing arose, on or prior to the date hereof, out of or from or in any way related to or were in connection with the Agreement or the Transaction Documents, including, without limitation, any action by such Persons, or failure of such Persons to act, under the Agreement or the other Transaction Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Agreement or the other Transaction Documents.
Section 5.    Liens. Each of the parties hereto affirms any liens and security interests created and granted by it in the Agreement or the other Transaction Documents and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests. In addition, each of the parties hereto agrees to execute and file any documents necessary to make this paragraph accurate as of the date hereof.

Section 6.    Conditions. The effectiveness of this Amendment is subject to the delivery to the Administrative Agent of this Amendment duly executed by each of the parties hereto.
Section 7.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(e)    This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(f)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
NEWSTAR COMMERCIAL LEASE FUNDING I, LLC, as Borrower

By:	NEWSTAR FINANCIAL, INC., as Designated Manager
By:/s/ JOHN KIRBY BRAY
Name:    John Kirby Bray
Title:    Chief Financial Officer
NEWSTAR EQUIPMENT FINANCE I, LLC, as Servicer and Originator

By:	NEWSTAR FINANCIAL, INC., as Designated Manager
By:/s/ JOHN KIRBY BRAY
Name:    John Kirby Bray
Title:    Chief Financial Officer
NEWSTAR FINANCIAL, INC.
By:/s/ JOHN KIRBY BRAY
Name:    John Kirby Bray
Title:    Chief Financial Officer
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender
By:/s/ GREG WILLIAMSON
Name:    Greg Williamson
Title:    Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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WELLS FARGO SECURITIES, LLC,
as Deal Agent
By:/s/ GREG WILLIAMSON
Name:    Greg Williamson
Title:    Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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Sixth Amendment to Note Purchase Agreement
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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:/s/ MARIE E. CARRELL
Name:    Marie E. Carrell
Title:    Assistant Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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Sixth Amendment to Note Purchase Agreement
(NewStar Commercial Lease Funding I, LLC)
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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer
By:/s/ MARIE E. CARRELL
Name:    Marie E. Carrell
Title:    Assistant Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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Sixth Amendment to Note Purchase Agreement
(NewStar Commercial Lease Funding I, LLC)
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Acknowledged and agreed to as of
the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Hedge Counterparty

By:/s/ JOE HUNTER
Name:    Joe Hunter
Title:    Authorized Signatory

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Sixth Amendment to Note Purchase Agreement
(NewStar Commercial Lease Funding I, LLC)
CHAR1\1354047v19

Exhibit A
to Sixth Amendment to Note Purchase Agreement

EXHIBIT K

FORM OF RELEASE OF CONTRACT FILE

WELLS FARGO BANK, NATIONAL ASSOCIATION
MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Services – Asset-Backed Administration
Facsimile No.: (612) 667-3464
Confirmation No.: (612) 667-8058

Re:
Note Purchase Agreement, dated as of November 16, 2012 (as the same may be amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Note Purchase Agreement”), among NewStar Commercial Lease Funding I, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), NewStar Equipment Finance I, LLC, a Delaware limited liability company, as the servicer (in such capacity, the “Servicer”) and as the originator (in such capacity, the “Originator”), Wells Fargo Bank, National Association, a national banking association, as the lender (the “Lender”), Wells Fargo Securities, LLC, a Delaware limited liability company, as the deal agent (the “Deal Agent”), and Wells Fargo Bank, National Association, a national banking association, as the backup servicer (in such capacity, the “Backup Servicer”) and the trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

In connection with the administration of the Assets held by you as the Trustee for the benefit of the Secured Parties, we request the release, to be delivered to the Servicer, of the [Contract File]/[Specific Items]) for the Asset described below, for the reason indicated.

Lessee’s Name, Address & Zip Code:	Ship Files To:
Name:

Address:

Telephone Number:

Asset Description:

Current Discounted Contract Balance:

Reason for Requesting Documents (check one):

__1.	Asset Paid in Full. (The Borrower hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Note Purchase Agreement.)

__2.
Asset Liquidated By _____________. (The Borrower hereby certifies that all proceeds of insurance, condemnation or other liquidation have been credited to the Collection Account as provided in the Note Purchase Agreement.)

__3.	Asset replaced in accordance with Section 2.17 of the Note Purchase Agreement.

__4.
Asset repurchased or sold in accordance with provisions of Section 2.17, 2.18 or 2.19 of the Note Purchase Agreement. (The Borrower hereby certifies that all proceeds of insurance, condemnation or other liquidation have been credited to the Collection Account as provided in the Note Purchase Agreement.)

__5.	Other (explain) ____________________________.
__6.	If the Asset is a Lease Discounting Obligation or a related Underlying Lease, then the Borrower hereby certifies:
______ (a) All related Underlying Leases have been (or shall be) released and are no longer subject to the Note Purchase Agreement.	______ (b) The Lease Discounting Obligation and one or more Underlying Leases securing such Lease Discounting Obligation remain subject to the Note Purchase Agreement.

If box 1, 2, 3 or 4 above is checked, and if all or part of the Contract File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Asset.

If box 5 above is checked, it is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Assets described above and in the proceeds of said Assets has been granted to the Trustee for the benefit of the Secured Parties pursuant to the Note Purchase Agreement.

If box 5 above is checked, in consideration of the aforesaid delivery by the Trustee, the Borrower and the Servicer hereby agree to hold said Assets in trust for the Trustee, as provided under and in accordance with all provisions of the Transaction Documents, and to return said Assets to the Trustee when the Servicer’s need therefore no long exists.

If box 5 above is checked, the Borrower and the Servicer hereby acknowledge that they shall hold the above-described Assets and any related Contract Files in trust for, and as the bailee of, the Trustee (for the benefit of the Secured Parties), and shall return said Assets and any related Trustee Contract File only to the Trustee.

If box 6(a) above is checked, the Trustee shall release the original Lease Discounting Master Agreement and all other related Lease Discounting Documentation for such Lease Discounting Obligation, or, if box 6(b) above is checked, the Trustee shall release only the Underlying Leases being released and any related Lease Discounting Documentation (other than the Lease Discounting Master Agreement) and shall retain the original Lease Discounting Master Agreement, any Underlying Leases and related Lease Discounting Notes not being released and all other related Lease Discounting Documentation.

NEWSTAR COMMERCIAL LEASE FUNDING I,
LLC, as Borrower

By:	NEWSTAR FINANCIAL, INC., its Designated Manager

By:
Name:
Title:

NEWSTAR EQUIPMENT FINANCE I, LLC, as Servicer

By:	NEWSTAR FINANCIAL, INC., its Designated Manager

By:
Name:
Title:

Acknowledged and Agreed:

WELLS FARGO SECURITIES, LLC, as Deal Agent

By:
Name:
Title:

Exhibit B

Schedule IV

Additional Forms of Contracts

[ATTACHED]

Exhibit C

Schedule VII

Equipment Finance Credit and Collection Policy

[ATTACHED]

Exhibit D

Schedule VIII

Equipment Policy

[ATTACHED]